Exhibit 99.906 CERT

certification

Marc Swerdlow, Principal Executive Officer/President, and Derek Mullins, Principal Financial Officer/Treasurer of Forum CRE Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2021 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President	Principal Financial Officer/Treasurer

/s/ Marc Swerdlow	/s/ Derek Mullins
Marc Swerdlow	Derek Mullins
Date: 9/3/21	Date: 9/3/21

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Forum CRE Income Fund and will be retained by the Forum CRE Income Fund and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.